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                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Current Report on Form 8K/A of Pinnacle Financial Services, Inc. of our report dated February 28, 1997, with respect to the consolidated financial statements of Indiana Federal Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.


                                       Ernst & Young


Chicago, Illinois
October 14, 1997